UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2023

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 2908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2023, United Natural Food, Inc.’s (the “Company”) Board of Directors appointed Erin Horvath to the role of Chief Operating Officer.

Ms. Horvath, 50, has served as the Company’s Chief Supply Chain Transformation Officer since October 2022. Prior to joining the Company, Ms. Horvath spent 17 years at AmerisourceBergen Corporation (“AmerisourceBergen”), a global pharmaceutical wholesale company, most recently serving as Chief Transformation Officer. During her time at AmerisourceBergen, Ms. Horvath served in roles of increasing responsibility, including President, Distribution Services from 2019 to 2021 and Senior Vice President, Distribution Services from 2017 to 2019. Prior to working at AmerisourceBergen, Ms. Horvath served as a management consultant at Smart and Associates, a business consulting firm, and at Arthur Anderson Business Consulting. She also gained experience in distribution and operations at McMaster-Carr Supply Company and the U.S. Department of the Navy as a contract specialist. She currently serves as a board member for the Andy Talley Bone Marrow Foundation. Ms. Horvath holds a bachelor’s degree in Business Administration from George Washington University and an MBA from Villanova University.

In connection with Ms. Horvath’s appointment as the Company’s Chief Operating Officer, she will receive an annual base salary of $600,000 and an annual cash bonus with a value of 100% of her base salary based on achievement of certain fiscal year goals and objectives beginning with the 2023 fiscal year. Ms. Horvath’s annual equity award will be targeted at $1,300,000 beginning with the fiscal 2024 award, which award will be made on the same or similar terms as the long-term incentive awards granted to similarly situated executives of the Company and further subject to the terms and conditions of the respective award agreements evidencing the grant.

Effective March 20, 2023, the Company entered into a Severance Agreement, a Change in Control Agreement and an Indemnification Agreement with Ms. Horvath, each of which is substantially consistent with the agreements entered into with the Company’s other similarly situated executive officers.

A summary of the material terms of the form of Severance Agreement is included in the Company’s Current Report on Form 8-K filed on September 27, 2022, and a copy of the form of Severance Agreement is filed with the Company’s Annual Report on Form 10-K filed on September 27, 2022, each of which is incorporated herein by reference. A summary of the material terms of the form of Change in Control Agreement is included in, and a copy of the form of Change in Control Agreement is filed with, the Company’s Current Report on Form 8-K/A filed on November 8, 2018, each of which is incorporated herein by reference. A summary of the material terms of the form of Indemnification Agreement is included in the Company’s Current Report on Form 8-K filed on November 8, 2018, and a copy of the form of Indemnification Agreement, with certain immaterial cleanup updates, is filed with the Company’s Annual Report on Form 10-K filed on September 28, 2021, each of which is incorporated herein by reference.

There are no transactions involving the Company and Ms. Horvath that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On March 22, 2023, the Company issued a press release (the “Press Release”) announcing the management appointment described above in Item 5.02 and the appointment of Louis Martin, the Company’s Chief Strategy and Transformation Officer, to the new role of President, Wholesale, also effective March 20, 2023. A copy of the Press Release is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1
Form of Amended and Restated Severance Agreement (Incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 27, 2022)

10.2
Form of Second Amended and Restated Change in Control Agreement (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 8, 2018)

10.3	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2021)
99.1	Press Release of United Natural Foods, Inc. dated March 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ John W. Howard
Name:	John W. Howard
Title:	Chief Financial Officer

Date:    March 22, 2023